UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 W. Congress, Suite 350 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 9, 2014, De Joya Griffith, LLC, notified Cirque Energy, Inc. (the “Company”) that De Joya Griffith, LLC would cease to serve as the Company’s independent registered public accounting firm, effective on the foregoing date. See the letter from De Joya Griffith, LLC to the Company attached hereto as Exhibit 16.1.

Other than an explanatory paragraph included in De Joya Griffith, LLC's audit report for the Company's fiscal years ended December 31, 2012 and 2011 relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of De Joya Griffith, LLC on the Company's financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the foregoing periods and reviews of the Company’s financial statements through January 9, 2014, there were no disagreements with De Joya Griffith, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith, LLC, would have caused it to make reference thereto in its report on the financial statements for such years.

The Company has furnished to De Joya Griffith, LLC the statements made in this Item 4.01. Attached as Exhibit 16.2 to this Form 8-K is De Joya Griffith, LLC’s letter to the Securities and Exchange Commission, dated January 15, 2014, regarding these statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

16.1	Letter, dated January 9, 2014, from De Joya Griffith, LLC to the Company, regarding De Joya Griffith, LLC’s resignation as the Company’s independent registered public accounting firm.

16.2	Letter, dated January 15, 2014, from De Joya Griffith, LLC to the Securities and Exchange Commission, regarding the change in the independent registered public accounting firm of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: January 15, 2014	By:	/s/ Roger Silverthorn
Roger Silverthorn
Chief Financial Officer